UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2012

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4690 Executive Drive, Suite 250 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02              Termination of a Material Definitive Agreement.

Effective April 26, 2012, as a result of the termination of the employment of Michael Cross, as further described below under Item 5.02, and the waiver by Mr. Cross of any right to receive prior notice thereof, the Employment Agreement dated May 18, 2011 (the “Employment Agreement”) between Oncosec Medical Incorporated (the “Company”) and Mr. Cross was terminated. The Employment Agreement is described in the section entitled “Employment Agreements” in the Company’s Definitive Proxy Statement on Schedule 14A filed February 7, 2012. A copy of the Employment Agreement was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on June 14, 2011, and is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 26, 2012, the employment of Michael Cross, who served as the Company’s Chief Business Officer, was terminated by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: April 27, 2012	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President & Chief Executive Officer